Tecogen Announces First Quarter 2020 Results
Increase in Product and Services Revenues of 4% Year over Year

WALTHAM, Mass., May 14, 2020 - Tecogen Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products, reported revenues of $7.96 million for the quarter ended March 31, 2020 compared to $8.18 million for the same period in 2019, a 3% decrease. Product revenue was adversely impacted in the first quarter by the return of three chillers shipped in the fourth quarter of 2019 for $655 thousand due to the customer losing financing. Product and services revenues, in aggregate, were up 4% for the quarter compared to the same period in 2019.
Gross profit for the first quarter of 2020 was $2.79 million compared to $2.96 million in the first quarter of 2019. Gross margin for the first quarter of 2020 was 35% compared to 36% for the same period in 2019.
Operating expenses decreased by 38% or $2.4 million for the first quarter of 2020 compared to the same period of 2019, due mostly to the goodwill impairment and gain on sale of assets in 2019. Research and development costs increased by 6% to $364 thousand, while selling expenses rose 23% to $856 thousand. The first quarter of 2020 included a non-recurring, non-cash intangible asset adjustment of approximately $180 thousand.
Net loss was $1.20 million for the first quarter of 2020, compared to $3.28 million for the same period in 2019, an improvement of $2.08 million, or 63% year over year.
Adjusted EBITDA(1) was negative $817 thousand for the first quarter of 2020 compared to positive $678 thousand for the first quarter of 2019. Q1 2019 included a one-time gain of $1.1 million from the sale of some energy producing assets. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges due to the abandonment of certain intangible assets. See table following the statements of operations for a reconciliation from net income (loss) to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
On April 17, 2020, the Company obtained a Paycheck Protection Program loan of $1,874,200 pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). The proceeds will be used for payroll, rent and utilities and we anticipate requesting forgiveness of the loan.
“The first quarter saw continued strength in our core business areas despite the challenging economic environment,” commented Benjamin Locke, Tecogen Chief Executive Officer, “Product sales were strong for the quarter and expected to stay strong in the second quarter. Our energy production assets provide steady and reliable margins, and our service revenues continue to grow each quarter. We are confident that our core business is still strong despite the unprecedented business environment, and I am committed to our goal of becoming profitable in 2020.”

Major Highlights:
Financial

•
Product and services revenues grew by $276 thousand or 4.0% while energy production revenues decreased by $490 thousand due to the sale of energy producing assets that occurred during the comparative quarter of 2019 and in December of 2018.

•	Product revenue for the quarter was reduced by $655 thousand due to the return of three chillers from a customer who lost their financing.

•
Service revenue for the first quarter of 2020 rose by 14% to $4.46 million compared to the same period in 2019. Service contract revenue rose by 5% to $2.47 million while installation revenue increased by 28% to $2.00 million compared to that of the first quarter of 2019.

•	Overall gross margin for the first quarter of 2020 was 35%, compared to 36% for the same period in 2019.

•
Net loss for the three months ended March 31, 2020 was $1.20 million compared to $3.28 million for the same period in 2019, an improvement of $2.08 million or 63%, year over year due to the goodwill impairment charge taken in the first quarter of 2019.

•	Net loss per share was $0.05 for the first quarter of 2020 and $0.13 for the first quarter of 2019.

•	Generated cash flow provided by operations of $1.1 million compared to cash flows used by operations of $0.6 million for the same period in 2019.

•
On May 11, 2020, the Company terminated its Credit Agreement with Webster Business Credit Corporation and paid an early termination fee in the amount of $25,000. The Company plans to continue using cash management services provided by Webster Bank. There was no outstanding balance on the line of credit at the time of termination.

•	As of May 13, 2020, following the termination of the Webster line of credit, the Company’s cash balance was $2.1 million, providing sufficient capital to maintain operations through 2020.

Sales & Operations

•	Maintained manufacturing and service operations through COVID-19 crisis by providing essential services for electrical generation.

•	Established 11th factory service center in Toronto, Canada to facilitate installation, service, and sales in the Toronto area.

•	Sold seven (7) InVerde e+ microgrid enabled cogeneration units to a school district in upstate New York including a 5-year contract.

•	Sold three (3) 200-ton Tecochill™ chillers to a cannabis cultivation facility located in New Jersey with additional orders expected as the facility plans expansion.

•
Recognized in a Wood Mackenzie study entitled, "U.S. Microgrid Developer Landscape 2019: Market Shares and Competitive Strategies" ranking Tecogen #3 for number of operational microgrids in the US and #41 in terms of microgrid operational capacity.

•	Current sales backlog of equipment and installations as of May 13, 2020 is $12.7 million, comprised of $10.2 million of products and $2.5 million of installation services.

Emissions Technology

•	Validated core patent for Ultera emissions reduction technology in 19 EU countries, including the United Kingdom, Germany and France, all key markets for potential commercialization.

•	Consolidated intellectual property for remaining Ultera patents while abandoning certain patent applications resulting in a write-off of $180 thousand.

•	Planned work with MCFA (Mitsubishi Caterpillar Forklift America) on hold awaiting travel restrictions to be lifted from Japan to the United States

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the first quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen First Quarter 2020 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir.calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered or pending trademarks of Tecogen Inc.

Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K filed on April 14, 2020, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$921,628	$877,676
Accounts receivable, net	12,106,440	14,569,397
Unbilled revenue	5,025,835	5,421,811
Inventory, net	7,471,346	6,405,229
Prepaid and other current assets	554,792	635,034
Total current assets	26,080,041	27,909,147
Property, plant and equipment, net	3,343,959	3,465,948
Right of use assets	2,042,269	2,173,951
Intangible assets, net	1,432,759	1,593,781
Goodwill	5,281,867	5,281,867
Other assets	274,567	691,941
TOTAL ASSETS	$38,455,462	$41,116,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$1,456,960	$2,402,384
Accounts payable	5,534,971	5,271,756
Accrued expenses	2,302,682	2,599,366
Deferred revenue	2,331,832	2,635,619
Lease obligations, current	531,875	536,443
Total current liabilities	12,158,320	13,445,568
Long-term liabilities:
Deferred revenue, net of current portion	179,106	145,464
Lease obligations, long-term	1,510,394	1,637,508
Unfavorable contract liability, net	2,424,979	2,534,818
Total liabilities	16,272,799	17,763,358

Commitments and contingencies (Note 11)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,849,261 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	24,850	24,849
Additional paid-in capital	56,665,319	56,622,285
Accumulated deficit	(34,581,501)	(33,379,114)
Total Tecogen Inc. stockholders’ equity	22,108,668	23,268,020
Noncontrolling interest	73,995	85,257
Total stockholders’ equity	22,182,663	23,353,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,455,462	$41,116,635

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues
Products	$2,750,479	$3,024,526
Services	4,461,371	3,911,296
Energy production	750,850	1,240,809
Total revenues	7,962,700	8,176,631
Cost of sales
Products	1,667,464	1,943,462
Services	3,018,665	2,474,533
Energy production	484,404	799,877
Total cost of sales	5,170,533	5,217,872
Gross profit	2,792,167	2,958,759
Operating expenses
General and administrative	2,689,461	2,655,411
Selling	855,788	693,253
Research and development	364,336	345,083
Gain on sale of assets	—	(1,081,049)
Goodwill impairment	—	3,693,198
Total operating expenses	3,909,585	6,305,896
Loss from operations	(1,117,418)	(3,347,137)
Other income (expense)
Interest income	11,727	532
Interest expense	(59,985)	(28,026)
Unrealized loss on investment securities	(19,681)	(39,361)
Total other expense, net	(67,939)	(66,855)
Loss before provision for state income taxes	(1,185,357)	(3,413,992)
Provision for state income taxes	5,222	(8,169)
Consolidated net loss	(1,190,579)	(3,405,823)
(Income) loss attributable to the noncontrolling interest	(11,808)	125,746
Net loss attributable to Tecogen Inc.	$(1,202,387)	(3,280,077)

Net loss per share - basic and diluted	$(0.05)	$(0.13)
Weighted average shares outstanding - basic and diluted	24,850,250	24,818,979

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(1,202,387)	$(3,280,077)
Interest & other expense, net	48,258	27,494
Income taxes	5,222	(8,169)
Depreciation & amortization, net	90,152	168,244
EBITDA	(1,058,755)	(3,092,508)
Stock based compensation	42,236	38,035
Unrealized loss on marketable securities	19,681	39,361
Non-cash abandonment of intangible assets	179,944	—
Goodwill impairment	—	3,693,198
Adjusted EBITDA	$(816,894)	$678,086

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(1,190,579)	$(3,405,823)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, accretion and amortization, net	90,152	168,244
Stock-based compensation	42,236	38,035
Goodwill impairment	—	3,693,198
(Gain) loss on sale of assets	—	(1,081,049)
Abandonment of intangible assets	179,944	—
Non-cash interest expense	9,750	12,499
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	2,462,957	2,499,798
Unbilled revenue	395,976	(297,133)
Inventory	(1,066,117)	(372,705)
Due from related party	—	9,405
Prepaid expenses and other current assets	80,242	6,317
Other non-current assets	417,374	78,999
Increase (decrease) in:
Accounts payable	263,215	(1,239,241)
Accrued expenses and other current liabilities	(296,684)	4,154
Deferred revenue	(270,145)	(725,902)
Net cash provided by (used in) operating activities	1,118,321	(611,204)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(53,674)	(24,788)
Proceeds from sale of assets	—	5,000,000
Purchases of intangible assets	(43,250)	(15,780)
Payment of stock issuance costs	(401)	(611)
Distributions to noncontrolling interest	(23,070)	—
Net cash provided by (used in) investing activities	(120,395)	4,958,821
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on revolving line of credit, net	(955,174)	(2,021,934)
Proceeds from the exercise of stock options	1,200	12,000
Net cash used in financing activities	(953,974)	(2,009,934)
Change in cash and cash equivalents	43,952	2,337,683
Cash and cash equivalents, beginning of the period	877,676	272,552
Cash and cash equivalents, end of the period	$921,628	$2,610,235

Supplemental disclosures of cash flows information:
Cash paid for interest	$36,326	$18,381
Cash paid for taxes	$5,222	$12,324

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges due to abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.